                                                                     EXHIBIT 4.4

                         COMMON STOCK PURCHASE WARRANT

THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE "SHARES") WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

NO. C-__
                                                      VOID AFTER OCTOBER 3, 2001

                               SOFTWARE.COM, INC.

                WARRANT TO PURCHASE ____ SHARES OF COMMON STOCK

                                   __________

     THIS CERTIFIES THAT, for value received, _______________ (the "HOLDER") is entitled to subscribe for and purchase from Software.com, Inc., a California corporation (the "COMPANY"), _________ shares (as adjusted pursuant to Section 3 hereof) of the fully paid and nonassessable Common Stock, no par value (the "SHARES"), of the Company at the price of $____ per share (the "EXERCISE PRICE") (as adjusted pursuant to Section 3 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

     1.   Method of Exercise; Payment.
          ---------------------------

          (a)  Exercise Period.  The purchase rights represented by this Warrant
               ---------------
may be exercised by the Holder during the term of this Warrant (as set forth in
Section 11 hereof), in whole or in part, at any time after the date of issuance by the surrender of this Warrant (with the notice of exercise form (the "NOTICE OF EXERCISE") attached hereto as Exhibit A duly executed) at the principal
                                 ---------
office of the Company.

          (b)  Cash Exercise.  This Warrant may be exercised by the payment to
               -------------
the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, at the election of the Holder, by wire transfer or certified check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

          (c)  Net Issue Exercise.
               ------------------

               i) In lieu of exercising this Warrant pursuant to Section 1(b) above, the Holder may elect to receive a number of Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with Notice of Exercise in which alternative No. 1 is initialed by the Holder. In such event, the Company shall issue to the Holder a number of Shares computed using the following formula:


          X = Y (A-B)
              -------
                 A

Where X   =    the number of Shares to be issued to the Holder.

      Y   =    the number of Shares subject to this Warrant (or the portion thereof being canceled).

      A   =    the fair market value of one share of the Company's Common Stock.

      B   =    the Exercise Price (as adjusted to the date of such calculation).

         (d)   Fair Market Value.  For purposes of this Section 1, the fair
               -----------------
market value of the Company's Common Stock shall mean:

               i) The average of the closing bid and asked prices of the Company's Common Stock quoted in the over-the-counter market summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street
                                                                ---------------
Journal for the ten trading days prior to the date of determination of fair
-------
market value; or

               ii) If the Company's Common Stock is not traded over-the-counter or on an exchange, fair market value of the Common Stock per share shall be the price per share as determined reasonably and in good faith by the Company's Board of Directors. Receipt and formal acknowledgment by a duly authorized representative of the Holder of the Shares issued upon exercise of this Warrant by the Holder shall be conclusively deemed to be an acknowledgment and acceptance of any such fair market value determination by the Company's Board of Directors as the final and binding determination of such value for purposes of this Warrant.

          (e)  Stock Certificates.  In the event of any exercise of the rights
               ------------------
represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

     2.   Stock Fully Paid; Reservation of Shares.  All of the Shares issuable
          ---------------------------------------
upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     3.   Adjustment of Exercise Price and Number of Shares.  Subject to the
          -------------------------------------------------
provisions of Section 11 hereof, the number and kind of Shares purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a)  Reclassification, Consolidation or Merger.  In case of any
               -----------------------------------------
reclassification of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger with another corporation in which the Company is a continuing corporation and in which the Company's shareholders immediately preceding such consolidation or merger own at least 50% of the voting securities of the Company following such consolidation or merger and which does not result in any reclassification of the Shares issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation as the case may be, shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the Shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, sale of all or substantially all of the Company's assets or merger by a holder of an equivalent number of shares of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 3. The provisions of this subsection (a), subject to Section 11 hereof, shall similarly apply to successive reclassifications, consolidations, mergers, and the sale of all or substantially all of the Company's assets.

          (b)  Stock Splits, Dividends and Combinations.  In the event that the
               ----------------------------------------
Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

          (c)  Certain Events.  If any change in the outstanding Common Stock of
               --------------
the

Company or any other event occurs as to which the other provisions of this
Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

     4.   Notices.
          -------

          (a) Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant in accordance with Section 3 hereof, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company which notice shall be signed by the Company's Chief Financial Officer and state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each and the factors upon which such calculations are based.

          (b) The Company shall send to the Holder not less than thirty (30) days before the expiration of this Warrant, a written notice of the date on which this Warrant will expire.

          (c) Any written notice by the Company required or permitted hereunder shall be given by hand delivery or first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company for the Holder.

     5.   Other Notices.  If at any time:
          -------------

          (a)  the Company shall declare any cash dividend upon its Common
Stock;

          (b) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

          (c) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (d) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation.

          (e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (f) there shall be an initial public offering of the Company's securities;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least thirty (30) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least thirty (30) days' prior written notice of the date when the same shall take place; provided, however, that the Holder
                                            --------
shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof; and provided further that the Company shall be
                               --------
required to give prior written notice at least fifteen (15) days in advance of any action contemplated by Sections 5 (a) - (c) above. Any notice given in accordance with the foregoing sentence shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be.

     6.   Transfer of Warrant.  This Warrant may only be transferred in
          -------------------
compliance with federal and state securities laws and, except as provided below, may not be transferred except with the prior written consent of the Company, which shall not be unreasonably withheld or delayed, and any purported transfer without such prior written consent shall be null and void; provided, however,
                                                           --------
that the Company may withhold its consent to transfer or assignment of this Warrant to any person or entity who is deemed to be a competitor or prospective competitor of the Company, such determination to be made in the reasonable judgment of the Board of Directors of the Company. Notwithstanding the foregoing, Holder may freely transfer this Warrant or portion thereof to (i) affiliates and partners of Holder, (ii) at any time after the 180 day period following the closing of an initial firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "INITIAL PUBLIC OFFERING"), or (iii) to an investment bank or other underwriting institution in connection with an underwritten public offering.

     7.   Condition to Exercise of Warrant.
          --------------------------------

          (a) Unless exercised pursuant to an effective registration statement under the Securities Act which includes the Shares so exercised, it shall be a condition to any exercise of this Warrant that the Company shall have received, at the time of such exercise, a representation in writing from the recipient in the form attached hereto as Exhibit A-1 that the Shares being issued upon
                            -----------
exercise are being acquired for investment and not with a view to any sale or distribution thereof.

          (b) Each certificate evidencing the Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE

     SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

     8.   Fractional Shares.  No fractional shares of Common Stock will be
          -----------------
issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

     9.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to the Holder as follows:

          (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

          (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

          (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company's Articles of Incorporation, a true and complete copy of which has been delivered to the original Holder of this Warrant; and

          (d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Articles of Incorporation or Bylaws, as amended.

     10.  Representations and Warranties by the Holder.  The Holder represents
          --------------------------------------------
and warrants to the Company as follows:

          (a) This Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

          (b) The Holder understands that the Warrant and the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration. The Holder further understands that the Shares have not been qualified under the California Securities Law of 1968 (the "CALIFORNIA LAW") by reason of their issuance in a transaction exempt from the qualification requirements of the California

Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.

          (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

          (d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

     11.  Rights of Shareholders.  No holder of this Warrant shall be entitled,
          ----------------------
as a Warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     12.  Expiration of Warrant.  This Warrant shall expire and shall no longer
          ---------------------
be exercisable as of 5:00 p.m., California local time, on October 3, 2001.

     13.  Miscellaneous.
          -------------

          (a) This Warrant is being delivered in the State of California and shall be construed and enforced in accordance with and governed by the laws of such State.

          (b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

          (c) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Shares issued or issuable upon the exercise hereof.

          (d) This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          (e) The Company shall not, by amendment of its Articles of Incorporation, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

          (f) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.

          (g) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

          (h) Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

     Issued this 3rd day of October, 1996.

                                    SOFTWARE.COM, INC.



                                    By:__________________________________
                                       John L. MacFarlane
                                       Chief Executive Officer


ACKNOWLEDGED AND ACCEPTED:


______________________________
Warrant Holder

Address:

___________________
___________________
___________________
___________________


Telephone:_________
Fax:_______________

                                   EXHIBIT A
                                   ---------
                               NOTICE OF EXERCISE
                               ------------------

TO:  SOFTWARE.COM, INC.
     525 Anacapa St.
     Santa Barbara, CA  93101
     Attention:  General Counsel

     1. In lieu of exercising the attached Warrant for cash or check, the undersigned hereby elects to effect the net issuance provision of Section 1(b) of this Warrant and receive ___________ (leave blank if you choose Alternative No. 2 below) shares of Common Stock pursuant to the terms of this Warrant. (Initial here if the undersigned elects this alternative). ________.

     2. The undersigned hereby elects to purchase ______________ (leave blank if you choose alternative No. 1 above) shares of Common Stock of SOFTWARE.COM, INC. pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

     3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                    _________________________________
                                 (Name)

                    _________________________________

                    _________________________________
                               (Address)

     4. [APPLICABLE ONLY IF THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT ARE NOT REGISTERED FOR RESALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED] The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares, and that all representations and warranties of the undersigned set forth in Section 9 of the attached Warrant are true and correct as of the date hereof. In support thereof, the undersigned agrees to execute an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.
                                               -----------

                                    ________________________________
                                         (Signature and Date)
                                    Title: _________________________

                                  EXHIBIT A-1
                                  -----------

                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER  :   _________________________

SELLER     :   SOFTWARE.COM, INC.

COMPANY    :   SOFTWARE.COM, INC.

SECURITY   :   COMMON STOCK ISSUED UPON EXERCISE OF THE COMMON
               STOCK PURCHASE WARRANT ISSUED ON _______, 1996

AMOUNT     :   __________ SHARES

DATE       :   ____________, 19__


In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Seller and to the Company the following:

     (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

     (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that, except as set forth in that certain Registration Rights Agreement, dated October 2, 1996, by and among the Company and the undersigned parties thereto, the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the reasonable opinion of counsel for the Company.

     (d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

     The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

     (e) I agree, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by me (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for a period not to exceed one hundred eighty (180) days from the effective date of such registration, and (2) I further agree to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; provided, however that the officers and directors
                             --------
of the Company who own the stock of the Company also agree to such restrictions.

     (f) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                    _______________________________
                                            (Signature)


                                    By:____________________________

                                    Title:_________________________

                                    Date:________________

--------------------------------------------------------------------------------
                Amendment to Common Stock Purchase Warrant
                                    No.C-__
--------------------------------------------------------------------------------

      This Amendment to Common Stock Purchase Warrant (this "AMENDMENT") is dated as of July 31, 1998 (the "EFFECTIVE DATE") by and between Software.com, Inc., a California corporation (the "COMPANY") and AT&T Ventures ("AT&T"). This Amendment is entered into in connection with that certain Waiver of Redemption Rights Agreement dated as of July 31, 1998 by and between the Company and AT&T.

      In consideration of the transactions contemplated by the Waiver of Redemption Rights Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.    Amendment to Common Stock Purchase Warrant, No. C-__. The parties agree
      ---------------------------------------------------
that the Common Stock Purchase Warrant, No. C-__, issued October 3, 1996 (the "WARRANT") is amended as follows:

      The first full paragraph on page 1 of the Warrant (excluding the securities legend at the top of the page) is hereby amended in its entirety to read as follows:

            "THIS CERTIFIES THAT, for value received, _____________________ (the "HOLDER") is entitled to subscribe for and purchase from Software.com, Inc., a California corporation (the "COMPANY"), ________ shares (as adjusted pursuant to Section 3 hereof) of the fully paid and nonassessable Common Stock, no par value (the "SHARES"), of the Company at the price of $4.15 per share (the "EXERCISE PRICE") (as adjusted pursuant to Section 3 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth."

2.    No Further Amendment. In all other respects the Warrant shall continue in
      --------------------
full force and effect without change.

3.    Counterparts. This Amendment may be executed in any number of
      ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

AT&T VENTURES                             SOFTWARE.COM


By: _____________________________         By: __________________________________
Name:  Neal Douglas                       Name: John L. MacFarlane
Title: Managing Director                  Title: Chief Executive Officer



                                SIGNATURE PAGE